SECURITIES AND EXCHANGE COMMISSION


                    Washington, D. C.  20549





                            FORM 8-K


                         CURRENT REPORT





             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



                Date of Report - January 28, 1994




                          ANUHCO, INC.



                State of Incorporation - Delaware

                  Commission File No. - 0-12321

          IRS Employer Identification No. - 46-0278762




                9393 West 110th Street, Suite 100

                  Overland Park, Kansas  66210

                Telephone Number - (913)-451-2800


Item 5.   OTHER EVENTS

On January 24, 1994, Anuhco, Inc. was served notice that a former employee of American Freight System, Inc. ("AFS") (an Anuhco subsidiary) had filed suit in the District Court of Johnson County, Kansas, alleging breach of contract, promissory estoppel, tortious interference, and misrepresentation and fraud, as it relates to an alleged incentive compensation arrangement between the former employee and AFS. The suit claims, from Anuhco and others, actual damages in excess of $2 million and punitive damages of $5 million.

Management believes such claims are without merit and that they will not likely have a material adverse effect on Anuhco's financial position or business. Management intends to vigorously defend against such suit.


Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

          Not Applicable.


                           SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                     ANUHCO, INC.



                    By: /s/ John P. Bigger
                       John P. Bigger
                       President, Treasurer, Chief Executive
                       Officer & Chief Financial Officer


Date:  January 28, 1994